UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2010

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601
(Address of principal executive offices) (Zip Code)

574-235-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17       CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      Entry into a Material Definitive Agreement.

On December 29, 2010, 1st Source Corporation (“1st Source”) entered into a letter agreement (the “Letter Agreement”), dated as of December 29, 2010, between 1st Source and the United States Department of the Treasury (“Treasury”).  Pursuant to the Letter Agreement, 1st Source repurchased from Treasury all 111,000 shares of Series A Preferred Stock (the “Preferred Stock”) issued to Treasury in January 2009 under the Capital Purchase Program of the Emergency Economic Stabilization Act of 2008.  1st Source paid a purchase price of $111.68 million for the Preferred Stock, which included $0.68 million in respect of accrued and unpaid dividends on the Preferred Stock.  The Letter Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

In conjunction with the Preferred Stock redemption, 1st Source Bank paid a special dividend of $80.00 million to 1st Source.  The remaining $31.68 million funding came from liquid assets of 1st Source.  1st Source Bank received approval from the Federal Reserve Bank of Chicago and Indiana Department of Financial Institutions to make the special dividend.  The $80.00 million special dividend will be taken into account throughout 2011 and 2012 in determining whether 1st Source Bank may pay dividends to 1st Source Corporation without prior regulatory approval.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter Agreement, dated as of December 29, 2010, between 1st Source Corporation and the United States Department of the Treasury

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: December 30, 2010	/s/LARRY E. LENTYCH
Larry E. Lentych
Treasurer and Chief Financial Officer
Principal Accounting Officer